SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam High Yield Trust             -- Class A Shares
Fiscal period ending: August 31, 1997
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $953      $953          $953

ERV =  Ending Redeemable Value   $1111     $1602         $953
T   =  Average Annual
       Total Return               11.09%   9.89%         10.33%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $24,869,586

Expenses                         $2,411,830

Reimbursement                    $0

Average shares                    252,848,899

NAV                              $12.89

Sales Charge                        4.75%

POP                              $13.53

Yield at POP                         8.01%
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      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam High Yield Trust             -- Class B Shares
Fiscal period ending:
Inception date (if less than 10 years of performance): 3/1/93


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1000       $1000     $1000

ERV =  Ending Redeemable Value   $1107       $1600     $2586

T   =  Average Annual
       Total Return              10.71%      9.86%     9.97%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $9,397,178

Expenses                         $1,672,975

Reimbursement                    $0

Average shares                    95,922,752

NAV                              $12.84

Maximum Contingent Deferred
    Sales Charge                 5.0%

Yield at NAV                        7.68 %

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam High Yield Trust             -- Class M Shares
Fiscal period ending:
Inception date (if less than 10 years of performance): 7/3/95


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $967      $967         $967

ERV =  Ending Redeemable Value   $1125     $1608        $2631

T   =  Average Annual
       Total Return              12.52%    9.97%        10.16%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $183,923

Expenses                         $22,750

Reimbursement                    $0

Average shares                   1,869,385

NAV                              $12.88

Sales Charge                       3.25%

POP                              $13.31

Yield at POP                       7.90%